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                                   EXHIBIT 11

                         SELECTED FINANCIAL INFORMATION

                                                                    Quarter Ended March 31,
- - ----------------------------------------------------------------------------------------------
(dollars in thousands)                                                1996           1995
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                                                                           (Unaudited)
DATA USED TO COMPUTE PER SHARE AMOUNTS
Net income                                                             $59,529         $45,250
Preferred stock dividends:
  Noncumulative Perpetual, Series C                                     (1,569)         (1,596)
  Noncumulative Perpetual, Series E                                       (936)           (950)
  Noncumulative Convertible Perpetual, Series D                         (2,100)         (2,100)
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Net income available to primary common stock                           $54,924         $40,604
==============================================================================================
Net income                                                             $59,529         $45,250
Preferred stock dividends
  Noncumulative Perpetual, Series C                                     (1,569)         (1,596)
  Noncumulative Perpetual, Series E                                       (936)           (950)
- - ----------------------------------------------------------------------------------------------
Net income available to fully diluted common stock                     $57,024         $42,704
==============================================================================================
Average common shares outstanding:
  Primary                                                           71,914,397      67,893,874
  Noncumulative Convertible Perpetual Preferred Stock, Series D      5,419,247       5,419,247
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  Fully diluted                                                     77,333,644      73,313,121
==============================================================================================

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